UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -------------------------


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


                    Date of Report
                    (Date of earliest
                    event reported):             March 8, 2000



                           Northland Cranberries, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Wisconsin                   0-16130                         39-1583759
---------------             ----------------                -------------------
(State or other             (Commission File                   (IRS Employer
jurisdiction of                 Number)                     Identification No.)
incorporation)

             800 First Avenue South P.O. Box 8020 Wisconsin Rapids,
                              Wisconsin 54495-8020
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)

                                 (715) 424-4444
                         -------------------------------
                         (Registrant's telephone number)

          The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated March 8, 2000 to provide in its entirety as follows:

Item 7.   Financial Statements and Exhibits

  (a)     Financial Statements of Business Acquired

          Not Applicable

  (b)     Pro Forma Financial Information

          The following unaudited pro forma financial statement information of the registrant is provided herein:

               Pro Forma Condensed Consolidated Statement of Operations for the Year Ended August 31, 1999

               Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended February 29, 2000

               Pro Forma Condensed Consolidated Balance Sheet as of February 29, 2000

               Notes to Pro Forma Condensed Consolidated Financial Statements

                           NORTHLAND CRANBERRIES, INC.
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

          On March 8, 2000, Northland Cranberries, Inc. (the "Company") consummated the previously announced sale of its private label juice business to Cliffstar Corporation ("Cliffstar"), based in Dunkirk, New York. The private label juice business assets sold by the Company consisted primarily of finished goods and work-in-process inventories, raw materials inventories consisting of labels and ingredients that relate to customers of the private label juice business (other than cranberry juice and cranberry juice concentrates), certain trademarks and goodwill, contracts relating to the purchase of raw materials inventory and the sale of products, and 135,000 gallons of cranberry juice concentrate. No plants or equipment were included in the sale. Cliffstar also assumed certain obligations under purchased contracts. In connection with the sale, the Company received from Cliffstar an unsecured, subordinated promissory note for $28 million which will be amortized over six years and bears interest at a rate of 10% per annum, as well as approximately $6.3 million in cash (subject to potential post-closing adjustments) related to inventory transferred to Cliffstar on the closing date.

          Additionally, the Agreement provides that Cliffstar will make certain annual earn-out payments to the Company for a period of six years from the closing date based generally on operating profit from Cliffstar's sale of cranberry juice, cranberry juice cocktail and drinks, blended cranberry juice and blended cranberry juice cocktail and drinks. The Company may also receive additional amounts related to inventory following completion of a transition period and final inventory adjustments, as well as approximately $3.5 million in installment payments over the remainder of the year 2000 for cranberry concentrate sold to Cliffstar. The Company and Cliffstar also entered into certain ancillary agreements, including among them a CoPacking Agreement pursuant to which the Company agreed to pack specified quantities of Cliffstar juice products during each year of the period in which Cliffstar is making earn-out payments to the Company.

          The unaudited pro forma condensed consolidated balance sheet reflects the historical financial position of the Company, with pro forma adjustments as if the sale had occurred on February 29, 2000. The unaudited pro forma condensed consolidated statements of operations reflect the historical results of operations of the Company for the fiscal year ended August 31, 1999 and the six months ended February 29, 2000. The unaudited pro forma condensed consolidated statements of operations reflect the sale as if it had occurred as of the beginning of the respective periods. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the sale, (b) factually supportable and (c) in the case of certain adjustments reflected in the statements of operations, expected to have a continuing impact.

          The unaudited pro forma condensed consolidated financial statements should be read in connection with the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1999 and Quarterly Report on Form 10-Q for the quarter ended February 29, 2000.

          The unaudited condensed consolidated pro forma financial information presented is for informational purposes only and does not purport to represent what the Company's financial position or results of operations as of the dates presented would have been had the sale in fact occurred on such date or at the beginning of the periods indicted or to project the Company's financial position or results of operations for any future date or period.

                           NORTHLAND CRANBERRIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                           YEAR ENDED AUGUST 31, 1999
      (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS, UNAUDITED)

                               Northland                          Northland
                            Cranberries, Inc.    Pro Forma     Cranberries, Inc.
                              (Historical)      Adjustments       Pro Forma
                            -----------------   -----------    -----------------
Revenues                       $   236,841      $   (33,108)      $   203,733
Cost of sales                      152,481          (20,923)          131,558
                               -----------      -----------       -----------
Gross profit                        84,360          (12,185)           72,175
Selling, general and
  administrative expenses           66,597           (8,277)           58,320
                               -----------      -----------       -----------
Income from operations              17,763           (3,908)           13,855

Interest expense                     8,565             (923)            7,642
Interest income                          -           (2,763)           (2,763)
                               -----------      -----------       -----------
Income before income taxes           9,198             (222)            8,976
Income taxes                         3,618              (87)            3,531
                               -----------      -----------       -----------
Net income                     $     5,580      $      (135)      $     5,445
                               ===========      ===========       ===========

Net income per share:
    Basic                      $      0.28      $     (0.01)      $      0.27
                               ===========      ===========       ===========
    Diluted                    $      0.28      $     (0.01)      $      0.27
                               ===========      ===========       ===========

Shares used in computing
  net income per share:
    Basic                       20,005,517       20,005,517        20,005,517
    Diluted                     20,206,512       20,206,512        20,206,512

          See accompanying notes to the pro forma condensed consolidated financial statements.

                           NORTHLAND CRANBERRIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED FEBRUARY 29, 2000
                (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE
                               AMOUNTS, UNAUDITED)

                                Northland                          Northland
                            Cranberries, Inc.    Pro Forma     Cranberries, Inc.
                               (Historical)     Adjustments        Pro Forma
                            -----------------   -----------    -----------------
Revenues                       $   143,588      $   (19,692)      $   123,896
Cost of Sales                      124,596          (16,129)          108,467
                               -----------      -----------       -----------
Gross profit                        18,992           (3,563)           15,429
Selling, general and
  administrative expenses           46,547           (4,640)           41,907
                               -----------      -----------       -----------
Income (loss)
  from operations                  (27,555)           1,077           (26,478)

Interest expense                     6,403             (386)            6,017
Interest income                          -           (1,394)           (1,394)
                               -----------      -----------       -----------
Income (loss) before
  income taxes                     (33,958)           2,857           (31,101)
Income taxes (benefit)             (13,244)           1,120           (12,124)
                               -----------      -----------       -----------
Net income (loss)              $   (20,714)     $     1,737       $   (18,977)
                               ===========      ===========       ===========

Net income (loss)
  per share:
    Basic                      $     (1.02)     $      0.09       $     (0.93)
                               ===========      ===========       ===========
    Diluted                    $     (1.02)     $      0.09       $     (0.93)
                               ===========      ===========       ===========

Shares used in
  computing net income
  (loss) per share:
    Basic                       20,398,641       20,398,641        20,398,641
    Diluted                     20,398,641       20,398,641        20,398,641

          See accompanying notes to the pro forma condensed consolidated financial statements.

                                     NORTHLAND CRANBERRIES, INC.
                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                          FEBRUARY 29, 2000
                          (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE
                                         AMOUNTS, UNAUDITED)

                                                   Northland                           Northland
                                               Cranberries, Inc.     Pro Forma     Cranberries, Inc.
                                                  (Historical)      Adjustments        Pro Forma
                                               -----------------    -----------    -----------------

                                               ASSETS

Current assets:
  Cash and cash equivalents                         $      62                           $      62
  Accounts and notes receivable                        28,772        $   4,524             33,296
  Inventories                                         107,150          (11,951)            95,199
  Prepaid expenses                                      6,384                               6,384
  Deferred income taxes                                 2,313             (784)             1,529
                                                    ---------        ---------          ---------
     Total current assets                             144,681           (8,211)           136,470

Property and equipment - at cost                      212,276                             212,276
  Less accumulated depreciation                        42,137                              42,137
                                                    ---------        ---------          ---------
     Property and equipment, net                      170,139                             170,139

Trademarks, tradenames
  and goodwill, net                                    40,073          (22,000)            18,073
Note receivable                                                         27,000             27,000
Other assets                                            2,763             (318)             2,445
                                                    ---------        ---------          ---------

     Total assets                                   $ 357,656        $  (3,529)         $ 354,127
                                                    =========        =========          =========

                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  $  33,887                           $  33,887
  Accrued liabilities                                  12,307        $   3,682             15,989
  Current portion of long-term debt                     2,540                               2,540
                                                    ---------        ---------          ---------
     Total current liabilities                         48,734            3,682             52,416

Long-term debt                                        170,495           (8,427)           162,068
Deferred income taxes                                       -                                   -

Shareholders' equity:
  Common stock - Class A, $.01 par
    value, 19,702,221 and 19,655,621
    shares issued and outstanding,
    respectively                                          197                                 197
  Common stock - Class B, $.01 par
    value, 636,202 shares issued and
    outstanding                                             6                                   6
  Additional paid-in capital                          148,977                             148,977
  Retained earnings (accumulated deficit)             (10,753)           1,216             (9,537)
                                                    ---------        ---------          ---------
     Total shareholders' equity                       138,427            1,216            139,643
                                                    ---------        ---------          ---------

  Total liabilities and
    shareholders' equity                            $ 357,656        $  (3,529)         $ 354,127
                                                    =========        =========          =========

          See accompanying notes to the pro forma condensed consolidated financial statements.

                          NOTES TO PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


1. The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the sale by the Company of the finished good and raw materials inventories and intangible assets comprising its private label juice business. The pro forma adjustments as of February 29, 2000 reflect the following:

     (a) The receipt of a $28 million interest bearing note receivable (10.0%) issued by the buyer as partial consideration for the business.

     (b) The receipt of cash for the sale of private label finished goods inventories, raw materials inventories, and cranberry concentrate.

     (c)  The reduction of long-term debt from the proceeds of the sale.

     (d) The recognition of certain liabilities in connection with the sale and the reduction in goodwill and certain other intangibles for the assets sold.

2. The unaudited pro forma condensed consolidated statements of operations for the year ended August 31, 1999 and the six months ended February 29, 2000 are based on the financial statements of the Company after giving effect to the following pro forma adjustments:

     (a) The reduction in revenue and cost of goods sold as a result of the sale of the private label business and the replacement of revenues under a co-packing agreement with the buyer.

     (b) The reduction in selling expenses and administrative expenses as a result of the sale.

     (c)  The   reduction  in   amortization   of  goodwill  and  certain  other
          intangibles as a result of the sale.

     (d) The reduction in interest expense resulting from the reduction in debt from the proceeds of the sale at rates in effect during the respective periods and the receipt of interest income from the $28 million note receivable bearing a 10% interest rate.

     (e) Provision for income tax expense (benefit) resulting from the pro forma adjustments using statutory rates.

     (c)  Exhibits.

          The exhibits listed in the accompanying Exhibit Index are filed as part of this amendment to the Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORTHLAND CRANBERRIES, INC.



Date:  May 22, 2000                        By:   /s/  John Swendrowski
                                               -----------------------------
                                                 John Swendrowski
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                           NORTHLAND CRANBERRIES, INC.

                           EXHIBIT INDEX TO FORM 8-K/A
                           Report Dated March 8, 2000


Exhibit
   No.                                 Description
-------                                -----------

(2.1) Asset Purchase Agreement, dated as of January 5, 2000, by and among Northland Cranberries, Inc. and Cliffstar Corporation.* [Previously filed with this Current Report on Form 8-K]

(2.2)     First  Amendment  to Asset  Purchase  Agreement,  dated as of March 8,
          2000,  by  and  among  Northland   Cranberries,   Inc.  and  Cliffstar
          Corporation. [Previously filed with this Current Report on Form 8-K]


















--------------------------

* The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.